UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED):  JULY 13, 2005



                        N-VIRO INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       DELAWARE           0-21802        34-1741211
                   (STATE OR OTHER   (COMMISSION FILE   (IRS EMPLOYER
                   JURISDICTION OF         NUMBER)      IDENTIFICATION
                  INCORPORATION OR                            NO.)
                    ORGANIZATION)


            3450 W. CENTRAL AVENUE, SUITE 328 TOLEDO, OHIO     43606
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01  Other  Events

On July 13, 2005, the Board of Directors of N-Viro International Corporation, or the Company, voted to terminate for cause the Consulting Agreement dated August 28, 2003 between the Company and J. Patrick Nicholson, a former Chairman and CEO of the Company, based on numerous specific instances of violations of the terms of the Consulting Agreement. The Consulting Agreement, filed as Exhibit B to the Form 8-K filed August 29, 2003, was for a period ending no earlier than five years from the date of the contract. Mr. Nicholson is a reporting owner of approximately 15% of the Company's outstanding common stock, as of the date of the Company's definitive proxy statement dated May 12, 2005. Mr. Nicholson was currently being paid an aggregate of over $92,000 per year under the Consulting Agreement, exclusive of any other payouts earnable.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION


Dated:          July  14, 2005                    By:       /s/  James K. McHugh
                --------------                            ----------------------
                                                          James  K.  McHugh
                                                       Chief  Financial  Officer